Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT

This Amended and Restated Management Stockholder’s Agreement (this “Agreement”) is entered into as of September 24, 2004 between Rockwood Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 25 hereof.

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”); and

WHEREAS, the Management Stockholder previously entered into a Management Stockholder’s Agreement, dated as of November 1, 2001, between the Company and the Management Stockholder (the “Existing Management Stockholder’s Agreement”) pursuant to which he contributed $500,000 to the Company in cash in exchange for 1,000 shares (the “Existing Purchased Stock”) of common stock, par value $0.01 per share, of the Company (such common stock, together with any securities issued in respect thereof or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, reorganization, merger, consolidation, exchange or other similar reorganization, the “Common Stock”);

WHEREAS, the Management Stockholder previously received an option to acquire 12,000 shares of Common Stock (the “Existing Option”) subject to the terms and conditions of the Existing Management Stockholder’s Agreement, the 2000 Stock Purchase and Option Plan of the Company and its Subsidiaries (the “Old Option Plan”) and Stock Option Agreement dated as of November 1, 2001, entered into by and between the Company and the Management Stockholder (the “Existing Stock Option Agreement”), which Existing Option vests over time as to 100% of the shares of Common Stock subject to the Existing Option;

WHEREAS, the Management Stockholder previously received a grant of 2,000 restricted stock units, under which the Management Stockholder is entitled to receive one share of Common Stock (such Common Stock, the “Existing Restricted Stock”) for each restricted stock unit (a “Restricted Stock Unit”), subject to and pursuant to the terms of the Old Option Plan and the Restricted Stock Unit Award Agreement dated as of November 1, 2001, entered into by and between the Company and the Management Stockholder (the “Restricted Stock Unit Award Agreement”);

WHEREAS, the Management Stockholder has been selected by the Company to be permitted to contribute to the Company additional cash in exchange for additional shares of Common Stock;

WHEREAS, the Management Stockholder has been selected by the Company, as of the date hereof, to receive an additional time/performance option to purchase shares of Common Stock (the “New Time/Performance Option”) and an additional time option to purchase shares of Common Stock (the “New Time Option” and together with the New Time/Performance Option, the “New Options” and collectively with the Existing Option, the “Options”) pursuant to the terms set forth below and the terms of the Amended and Restated 2003 Stock Purchase and Option Plan of the Company and its Subsidiaries (the “Option Plan”) and the New Stock Option Agreements (as such term is defined below);

WHEREAS, the Management Stockholder and the Company desire to enter into this Agreement to amend and restate the Existing Management Stockholder’s Agreement and to set forth the terms and conditions of the Management Stockholder’s rights with respect to the Existing Purchased Stock, the Existing Option, the Existing Restricted Stock, the Purchased Stock (as such term is defined below) and the New Options.

NOW THEREFORE, to implement the foregoing and in consideration of the grant of New Options and of the mutual agreements contained herein, the Parties agree as follows:

1.     Purchased Shares; Issuance of Options.

(a)   The Management Stockholder shall, subject to the terms and conditions hereinafter set forth, on or about September 24, 2004 (the “Investment Date”), be granted the opportunity to purchase, and the Management Stockholder shall contribute $1,500,000 to the Company in cash in exchange for 3,000 shares of Common Stock, at a per share purchase price of $500.00, which price is equal to the per share purchase price paid for shares of Common Stock by the KKR Millennium Fund, L.P., KKR Partners III, L.P. and KKR European Fund, Limited Partnership (together with KKR 1996 Fund L.P. and KKR Partners II, L.P., the “KKR Fund”) and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (together, the “DLJ Fund”) in connection with the acquisition by certain subsidiaries of the Company of four businesses of Dynamit Nobel pursuant to a sale and purchase agreement by and among mg technologies ag, MG North America Holdings Inc. and certain subsidiaries of the Company dated as of April 19, 2004 (the “Purchase Agreement”) (all such shares acquired by the Management Stockholder, the “Purchased Stock”).

(b)   Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, (A) upon receipt by the Company of the Management Stockholder’s contribution set forth in Section 1(a) and as of the Investment Date, the Company shall issue to the Management Stockholder the New Time/Performance Option to acquire such number of shares of Common Stock as is equal to five times the number of Purchased Stock (15,000 shares of Common Stock), at an exercise price of $500.00 per share, and the Parties shall execute a time/performance stock option agreement dated as of the Investment Date (the “Time/Performance Stock Option Agreement”), and deliver to each other copies thereof, concurrently with the issuance of the New Time/Performance Option.  The New Time/Performance Option shall vest over time as to 40% of the shares of Common Stock subject to the New Time/Performance Option and shall vest, as to the remaining 60%, over time and in the event and to the extent certain performance targets are achieved, in each case, pursuant to the terms set forth in the Time/Performance Stock Option Agreement and in accordance with the Option Plan and (B) as of the Investment Date, the Company shall issue to the Management Stockholder the New Time Option to acquire 250 shares of Common Stock, at an exercise price of $500.00 per share, and the Parties shall execute a time stock option agreement dated as of the Investment Date (the “Time Stock Option Agreement” and together with the Time/Performance Stock Option Agreement, the “New Stock Option Agreements”), and deliver to each other copies thereof, concurrently with the issuance of the New Time Option.  The New Time Option shall vest over time as to 100% of the shares of Common Stock subject to the New Time Option pursuant to the terms set forth in the Time Stock Option Agreement and in accordance with the Option Plan.

(c)   The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

2.     Management Stockholder’s Representations, Warranties and Agreements.

(a)   The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a “transfer”) any shares of the Existing Purchased Stock, the Purchased Stock and the Existing Restricted Stock, and, at the time of exercise, any shares of the Common Stock issued upon exercise of the Existing Option (the “Existing Option Stock” and, together with the Existing Purchased Stock and the Existing Restricted Stock, the “Existing Stock”), the New Time Option (the “New Time Option Stock”) or the New Time/Performance Option (the “New Time/Performance Option Stock”), except as otherwise provided for herein.  The Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

(i)    the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)   (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to clauses (c) and (d) of Section 3 or Sections 4, 5 or 6 hereof, (y) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate in accordance with the terms of this Agreement; and (z) a transfer of the Existing Stock made after the Initial Investment Date, a transfer of the New Time Option Stock after January 1, 2003 and a transfer of the New Stock made after the Investment Date, in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that, in the case of (y) and (z), such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b)           The certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF SEPTEMBER 24, 2004 BETWEEN ROCKWOOD HOLDINGS, INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

(c)            The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form set forth in Section 2(b) hereof shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.  The Management Stockholder also acknowledges that (1) the Management Stockholder must bear the economic risk of the investment in the Stock until the Stock is subsequently registered under the Act or unless an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule (if the Management Stockholder is a Rule 405 Affiliate) and (3) if the Rule 144 exemption is not available, public resale without registration will require compliance with some other exemption under the Act.

(d)           If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)            The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 calendar days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f)            The Management Stockholder represents and warrants that (i) he has received and reviewed the available information relating to the Stock and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g)           The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.     Transferability of Stock.  The Management Stockholder agrees that he will not transfer (i) any shares of the Existing Stock at any time commencing on the Initial Investment Date and prior to the fifth anniversary of the Initial Investment Date, (ii) any shares of the New Time Option Stock at any time commencing on January 1, 2003 and prior to January 1, 2008 and (iii) any shares of the New Stock at any time commencing on the Investment Date and prior to the fifth anniversary of the Investment Date; provided, however, that, subject to compliance with Section 2(a), the Management Stockholder may transfer shares of the Stock during such applicable time pursuant to one of the following exceptions: (a) transfers permitted by clauses (y) and (z) of Section 2(a); (b) transfers made pursuant to Sections 5 or 6; (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company (excluding any registration on Form S-8, S-4 or any successor or similar forms) pursuant to Section 10 of this Agreement or (d) transfers permitted pursuant to the Amended and Restated Sale Participation Agreement entered into by and between the Management Stockholder and the KKR Fund as of September 24, 2004.  No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.  Notwithstanding anything in this Agreement to the contrary, this Section 3 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

4.     Right of First Refusal.  If, at any time after (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock, (ii) January 1, 2008 with respect to the

New Time Option Stock or (iii) the fifth anniversary of the Investment Date with respect to the New Stock, and, in each of clauses (i), (ii) and (iii), prior to the date of consummation of a Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer.  The Management Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror).  At any time within 15 calendar days after the date of the receipt by the Company of the Management Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer, pursuant to Section 4(a).

(a)   The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board of Directors), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder.  If at the end of the 15 calendar-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 90 calendar-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer.  Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of 90 calendar days following the expiration of the 30 calendar-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of his Stock.

(b)   Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

5.     The Management Stockholder’s Right to Resell Stock and Options to the Company Upon Death or Disability.

(a)   Except as otherwise provided herein, if, prior to (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock or the Existing Option, (ii) January 1, 2008 with respect to the New Time Option Stock or the New Time Option or (iii) the fifth anniversary of the Investment Date with respect to the New Stock or the New Time/Performance Option, the Management Stockholder’s employment is terminated as a result of the death or Permanent Disability of the Management Stockholder, then the applicable Management Stockholder Entities shall, for 60 calendar days (the “Put Period”) following 181 calendar days after the date of death or Permanent Disability, have the right to:

(A) with respect to the Stock then subject to this Section 5(a), sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of such Stock then held by the Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share; and

(B) with respect to any outstanding Options then subject to this Section 5(a), sell to the Company, and the Company shall be required to purchase, all or any portion of such Options held by the applicable Management Stockholder Entities that are then exercisable for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares.  Upon payment of the foregoing Option Excess Price, such Options shall be terminated pursuant to the terms of Section 3.2(e) of the applicable Stock Option Agreement.

(b)   To exercise his or its rights pursuant to Section 5(a), the applicable Management Stockholder Entities must send a written notice to the Company, at any time during the Put Period, of his or its intention to resell shares of Stock and Options in exchange for the payment referred in Section 5(a) and shall indicate the number of shares of Stock to be resold and the number of Options to be resold (the “Put Notice”).  The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Put Notice.  The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the applicable Management Stockholder Entities, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the applicable Management Stockholder Entities provide to the Company wire transfer instructions), against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c)   Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11(a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, and (ii) in the case of a repurchase of outstanding Options pursuant to Section 5(a), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be the number of Exercisable Option Shares, specified in the Put Notice and held by the applicable Management Stockholder Entities, at the time of delivery of a Put Notice in accordance with Section 5(b) hereof.  All Options exercisable as of the date of a Put Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the repurchase of such Options pursuant to such Put Notice, provided that to the extent any Options are exercised after the date of such Put Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

(d)   The Company shall use its reasonable best efforts to make payment in respect of the applicable Repurchase Price and any payment with respect to the Options to be paid pursuant to this Section 5 at the earliest date it can do so without such default or violation.  Notwithstanding the foregoing, in the event payment of the Repurchase Price and any payment with respect to the Options to be paid pursuant to Section 5(a) is delayed pursuant to Section 5(c), (i) the Company shall pay to the Management Stockholder, when payment of the Repurchase Price is made, interest on the amount of the Repurchase Price to the Management Stockholder, which shall have accrued at the prime rate (as reported by JPMorgan Chase Bank at its principal location in New York, New York (the “Prime Rate”)) plus one percent (or if not paid within one year, three percent for the six month period after such one-year period), and (ii) a promissory note in a mutually agreed form shall be delivered by the Company to the Management Stockholder to evidence the obligation to pay the Repurchase Price not later than the last calendar day of the eighteenth month following the tenth business day after the giving of the Put Notice.  In connection with repayment of the note at the earliest date it can do so without default or violation, the Company may prepay the note at any time without premium or penalty.

(e)   Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company, which has arisen prior to such termination pursuant to this Agreement, this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

6.      The Company’s Right to Repurchase Stock and Options of Management Stockholder Upon Certain Terminations of Employment and Other Events.

(a)   Termination for Cause by the Company and Other Call Events.  Except as otherwise provided herein, if, prior to (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock and the Existing Option, (ii) January 1, 2008 with respect to the New Time Option Stock and the New Time Option or (iii) the fifth anniversary of the Investment Date with respect to the New Stock and the New Time/Performance Option, (i) the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company (or any subsidiary) for Cause, (ii) the beneficiaries of a Management Stockholder’s Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or (iii) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this

Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”):

(A) with respect to the Stock then subject to this Section 6(a), the Company shall have the right to repurchase all of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (A) the Base Price and (B) the Fair Market Value Per Share;

(B) with respect to the Options then subject to this Section 6(a), all Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof; and

(C) with respect to any outstanding Restricted Stock Units, all unvested Restricted Stock Units shall terminate immediately, pursuant to the terms of the Restricted Stock Unit Award Agreement, without payment in respect thereof.

(b)   Termination without Good Reason by the Management Stockholder.  Except as otherwise provided herein, if, prior to (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock and the Existing Option, (ii) January 1, 2008 with respect to the New Time Option Stock and the New Time Option or (iii) the fifth anniversary of the Investment Date with respect to the New Stock and the New Time/Performance Option, the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason (a “Section 6(b) Call Event”):

(A) with respect to the Stock then subject to this Section 6(b), the Company shall have the right to repurchase all of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value Per Share; and

(B) with respect to the Options then subject to this Section 6(b), if the Company exercises its right to repurchase the Stock granted under Section 6(b)(A), the Company shall purchase all of such Options held by the applicable Management Stockholder Entities that are then exercisable for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares.  Upon payment of the foregoing Option Excess Price, such Options shall be terminated.  In the event the foregoing Option Excess Price is zero or a negative number, all such outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.  For the purposes of this clause (B), to the extent any Performance Option (as such term is defined in the applicable Stock Option Agreement) then subject to this Section 6(b) is not exercisable during the Call Period because the applicable Financial Statement Approval Date (as such term defined in the applicable Stock Option Agreement) has not occurred, the commencement of the Call Period shall be delayed with respect to such Performance Option until the occurrence of such Financial Statement Approval Date.

(c)   Termination for Good Reason by Management Stockholder or without Cause by the Company.  Except as otherwise provided herein, if, prior to (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock and the Existing Option, (ii) January 1, 2008 with respect to the New Time Option Stock and the New Time Option or (iii) the fifth anniversary of the Investment Date with respect to the New Stock and the New Time/Performance Option, the Management Stockholder’s employment is terminated (i) by the Management Stockholder with Good Reason or (ii) by the Company without Cause (each, a “Section 6(c) Call Event”):

(A) with respect to the Stock then subject to this Section 6(c), the Company shall have the right to repurchase all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value Per Share; and

(B) with respect to the Options then subject to this Section 6(c), if the Company exercises its right to repurchase the Stock granted under Section 6(c)(A), the Company shall purchase all of such Options held by the applicable Management Stockholder Entities that are then exercisable for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares.  Upon payment of the foregoing Option Excess Price, such Options shall be terminated.  In the event the foregoing Option Excess Price is zero or a negative number, all such outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.  For the purposes of this clause (B), to the extent any Performance Option (as such term is defined in the applicable Stock Option Agreement) then subject to Section 6(c) is not exercisable during the Call Period because the applicable Financial Statement Approval Date (as such terms is defined in the applicable Stock Option Agreement) has not occurred, the commencement of the Call Period shall be delayed with respect to such Performance Option until the occurrence of such Financial Statement Approval Date.

In addition, in the event the foregoing call is made by the Company and, within 90 calendar days thereafter, (i) an initial Public Offering occurs, (ii) a Change of Control occurs or (iii) a Stock Sale occurs, the Company will pay the Management Stockholder the excess, if any, of the amount that would have been paid pursuant to the foregoing clauses (A) and (B) of this Section 6(c) if the price at which the Common Stock is sold in the Public Offering, Change of Control or Stock Sale, as applicable, was substituted for the Fair Market Value Per Share above, over the Repurchase Price and any payment with respect to the Options originally paid by the Company pursuant to this Section 6(c) when the call was made.

(d)   Termination for Death or Disability.  Except as otherwise provided herein, if, prior to (i) the fifth anniversary of the Initial Investment Date with respect to the Existing Stock and the Existing Option, (ii) January 1, 2008 with respect to the New Time Option Stock and the New Time Option or (iii) the fifth anniversary of the Investment Date with respect to the New Stock and the New Time/Performance Option, the Management Stockholder’s employment is terminated as a result of the death or Permanent Disability of the Management Stockholder (each a “Section 6(d) Call Event”):

(A) with respect to the Stock then subject to this Section 6(d), the Company shall have the right to repurchase all of the shares of such Stock then held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share; and

(B) with respect to the Options then subject to this Section 6(d), if the Company exercises its right to repurchase the Stock granted under Section 6(d)(A), the Company shall purchase all of such Options held by the applicable Management Stockholder Entities that are then exercisable for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Options.  Upon payment of the foregoing Option Excess Price, such Options shall be terminated.  In the event the foregoing Option Excess Price is zero or a negative number, all such outstanding exercisable Options held by the applicable Management Stockholder Entities shall be automatically terminated without any payment in respect thereof.  For the purposes of this clause (B), to the extent any Performance Option (as such term is defined in the applicable Stock Option Agreement) then subject to Section 6(d) is not exercisable during the Call Period because the applicable Financial Statement Approval Date (as such term is defined in the applicable Stock Option Agreement) has not occurred, the commencement of the Call Period shall be delayed with respect to such Performance Option until the occurrence of such Financial Statement Approval Date.

In addition, in the event the foregoing call is made by the Company and, within 90 calendar days thereafter, (i) an initial Public Offering occurs, (ii) a Change of Control occurs or (iii) a Stock Sale occurs, the Company will pay the Management Stockholder the excess, if any, of the amount that would have been paid pursuant to the foregoing clauses (A) and (B) of this Section 6(d) if the price at which the Common Stock is sold in the Public Offering, Change of Control or Stock Sale, as applicable, was substituted for the Fair Market Value Per Share above, over the Repurchase Price and any payment with respect to the Options originally paid by the Company pursuant to this Section 6(d) when the call was made.

(e)   Call Notice.  The Company shall have a period of 60 calendar days from the date of any Call Event or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event (such period, the “Call Period”), in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Call Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice.  The applicable Repurchase Price and any payment with respect to the Options as described in this Section 6 shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or its authorized representative.

(f)    Delay of Call.  Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(e) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(b), Section 6(c) or 6(d), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, held by the applicable Management Stockholder Entities at the time of delivery of a Call Notice in accordance with Section 6(e) hereof.  All Options exercisable as of the date of a Repurchase Notice, in the case of a repurchase pursuant to Section 6(b), 6(c) or 6(d), shall continue to be exercisable until the repurchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

(g)   The Company shall use its reasonable best efforts to make payment in respect of the applicable Repurchase Price and any payment with respect to the Options to be paid pursuant to this Section 6 at the earliest date it can do so without such default or violation.  Notwithstanding the foregoing, in the event payment of the applicable Repurchase Price and any payment with respect to the Options are delayed, the Company shall pay to the Management Stockholder, when payment of the applicable Repurchase Price and any payment with respect to the Options are made, interest on the applicable Repurchase Price and any applicable payment with respect to the Options to be paid to the Management Stockholder, which shall have accrued at the Prime Rate plus one percent (or if not paid within one year, three percent for the six month period after such one-year period).  In the event that the Company’s exercise of its call right is delayed pursuant to the foregoing, a promissory note in a mutually agreed form shall be delivered by the Company to the Management Stockholder to evidence the obligation to pay the applicable Repurchase Price and any applicable payment with respect to the Options not later than the last calendar day of the eighteenth month following the tenth business day after the giving of the Call Notice.

(h)   Notwithstanding anything in this Agreement to the contrary, this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change of Control.

7.     Adjustment of Repurchase Price.

In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

8.     Additional Grants of Stock Options.  The Company may from time to time grant to the Management Stockholder, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Base Price or at a different option exercise price (such options together with the Options, the “Stock Options”).

9.     The Company’s Representations and Warranties.

(a)   The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonasssessable.

(b)   The Company will file periodic reports under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations adopted by the SEC thereunder, to the extent the Company is required to file them under the Exchange Act, to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC, subject to the transfer restrictions set forth in Section 3.  Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

(c)   Notwithstanding the foregoing, as soon as reasonably practicable after the occurrence of a Public Offering, the Company shall file and, thereafter, maintain (subject to the Company’s good faith determination to so maintain) a registration statement on Form S-8 and a Form S-3, as necessary with respect to the shares of Stock subject to this Agreement.

10.   “Piggyback” Registration Rights.  Until the later of (i) one year after the occurrence of a (A) Public Offering relating to sales by the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund or (B) Qualified Public Offering and (ii) with respect to the Existing Stock, the sixth anniversary of the Initial Investment Date or, with respect to the New Stock, the sixth anniversary of the Investment Date:

(a)   The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement, as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed to be bound), and shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Management Stockholder were an original party (other than the Company) thereto, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents thereto provided that such consent will not be unreasonably withheld.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)   In the event of a proposed registered sale of Common Stock by any entity or entities in the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify the Management Stockholder in writing (a “Notice”) of such proposed registration (a “Proposed Registration”).  If within 15 calendar days of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)   The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under unexercised Options to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund and the denominator of which is the aggregate number of shares of Stock owned by the KKR Fund and any investment partnerships and investment limited liability companies affiliated with the KKR Fund; (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management Stockholders) as more fully described in subsection (d) of this Section 10; and (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Registration Rights Agreement.

(d)   If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the “Holders” (as defined in the Registration Rights Agreement), including, without limitation, the Management Stockholder and all Other Management Stockholders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including the exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)   Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f)    The Management Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section.

11.   Pro Rata Repurchases; Dividends.  (a)  Notwithstanding anything to the contrary contained in Section 4, 5 or 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock and Options permitted without resulting in an Event (the “Maximum Repurchase Amount”).  The provisions of Sections 5(c) and 6(f) shall apply in their entirety to payments and repurchases with respect to shares of Stock and Options which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a).  Until all of such Stock and Options are purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock and Options are not purchased or paid in accordance with this Section 11(a) shall have priority, on a pro rata basis, over other purchases of Stock and Options by the Company pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b)   No dividends on the Common Stock are expected to be paid by the Company prior to a Public Offering.  In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated in the same manner as all other Management Stockholders with respect to shares of Stock then owned by the Management Stockholder, in accordance, as applicable, with Sections 8 and 9 of the Option Plan.

12.   Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase shares of Stock or any Options under the terms of this Agreement; provided, that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior written consent of the Board of Directors of the Company.

13.   Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

14.   Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

15.   Management Stockholder’s Employment by the Company.  Notwithstanding the foregoing, nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that, other than as set forth in the Employment Agreement, neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

16.   State Securities Laws.  The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the sale of the Stock and the issuance of the Options to the Management Stockholder.

17.   Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3 hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

18.   Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto and may not be amended or modified in any event without the prior written approval of the Board of Directors of the Company.

19.   Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

20.   Applicable Law; Jurisdiction; Arbitration.

(a)   The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

(b)   In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then any party may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within 10 calendar days of the petition therefor.  Either the Company or the Management Stockholder may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in New York within 30 calendar days of his or her appointment.  In preparation for their presentation of such hearing, each party may depose a maximum of four people.  Each such deposition shall last no more than 6 hours.  Each side may file with the arbitrator one brief not in excess of 30 pages, excluding exhibits.  Each side shall have no more than 8 hours to present its position to the arbitrator.  The hearing shall be no more than 3 days in length.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  All expenses of such arbitration, including the fees and expenses of the counsel of the Management Stockholder, shall be reimbursed by the Company unless the arbitrator determines that the Company has prevailed in such arbitration, in which case the Management Stockholder shall bear his own legal fees, without reimbursement by the Company.

(c)   Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 25(a) of this Agreement.

21.   Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

22.   Miscellaneous.

(a)   In this Agreement all references to “dollars” or “$” are to United States dollars.

(b)   If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c)   The Company shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

23.   Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

(a)   If to the Company, to it at the following address:

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, NJ 08540
Attn:    Thomas J. Riordan

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017
Attn:    Roxane F. Reardon, Esq.

(b)   If to the Management Stockholder, to him at the address set forth below under his signature; or at such other address as either party shall have specified by notice in writing to the other.

24.   Confidential Information; Covenant Not to Compete; Assignment of Inventions.

(a)   In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with the Company, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder’s employment with the Company, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except in connection with the performance of the Management Stockholder’s duties hereunder as he deems in good faith reasonably necessary or desirable, or when required by law, administrative or judicial process; or (ii) at any time during the Noncompete Period (as hereinafter defined) directly or indirectly, (A) be engaged in or have a financial interest (other than a passive ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company or any investment the Management Stockholder owns through a mutual fund, private equity fund or other pooled account) in any business which competes with a business of the Company or any of its subsidiaries, which business of the Company (or any of its subsidiaries) provides, or is reasonably expected to provide, at least five percent (5%) of the gross revenues of the Company or any subsidiary thereof (any such business which so competes, a “Competitor”) or (B) solicit or offer employment to any person (other than the Management Stockholder’s secretary or other personal assistant who reports directly to the Management Stockholder) who has been employed by the Company or any of its subsidiaries at any time during the six months immediately preceding the termination of the Management Stockholder’s employment.  Notwithstanding the foregoing, nothing herein shall prevent the Management Stockholder from working for a, subsidiary, division or other entity of an entity that controls, directly or indirectly, another subsidiary, division or other entity, that is a Competitor, so long as the entity, subsidiary or division by which the Management Stockholder may be employed is not itself a Competitor and does not provide services or products to a Competitor.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.  For purposes of this Section 9, (x) “Noncompete Period” shall be defined as the period during which the Management Stockholder continues to be employed by the Company and (I) with respect to any termination of employment described in Sections 8(a) or (b) of the Employment Agreement, one year and (II) with respect to any termination of employment described in Section 8(c) of the Employment Agreement, two years.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

(b)   Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

25.   Definitions.  As used herein, the following terms shall have the meanings specified in this Section 25 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular).

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall, for purposes of this Agreement, be $500.00 per share.

“Call Event” shall mean any of Section 6(a) Call Event, Section 6(b) Call Event, Section 6(c) Call Event or Section 6(d) Call Event, as applicable.

“Call Notice” shall have the meaning set forth in Section 6(e) hereof.

“Call Period” shall have the meaning set forth in Section 6(e) hereof.

“Cause” shall mean (i) the Management Stockholder’s willful and continued refusal to perform duties, which are within the control of the Management Stockholder and consistent with such Management Stockholder’s title and position, that is not cured within 15 calendar days following receipt by the Management Stockholder of written notice from the Company of such failure, (ii) the Management Stockholder’s conviction of or plea of guilty or no contest to a (x) felony, (y) a misdemeanor involving the Company or (z) misdemeanor not involving the Company, which results in material and demonstrable harm to the business or reputation of the Company (in each case of (x), (y) or (z), other than as a result of vicarious liability under any environmental criminal statute), (iii) the Management Stockholder’s willful malfeasance or misconduct (x) relating to the Company which is demonstrably injurious to the Company or its subsidiaries, other than in a manner that is insignificant or inconsequential or (y) not involving the Company, but which results in material, adverse and demonstrable harm to the Company or its subsidiaries or (iv) a breach by the Management Stockholder of the material terms of Section 25 of this Agreement, following notice of such breach (which notice may be oral or written) that (if, in the good faith discretion of the Board, is able to be cured by the Management Stockholder) is not cured within 15 calendar days following receipt by the Management Stockholder of written notice from the Company that it reasonably believes the Management Stockholder is in breach of any such covenants; provided, however, that Cause shall cease to exist as an event on the 60th calendar day following actual and substantiated knowledge of the Cause event by a non-employee member of the Board affiliated with KKR.  For purposes of this subsection, no act, or failure to act, on the Management Stockholder’s part shall be considered “willful” unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

“Change of Control” means (i) sales of all or substantially all of the assets of the Company to a Person who is not KKR or an affiliate of KKR, (ii) a sale by KKR or any of its affiliates of the voting stock of the Company resulting in more than 50% of the voting stock of the Company being held by a Person or group that does not include KKR or any of its affiliates or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Person which is not an affiliate of KKR; if and only if as a result of any of the foregoing events in (i)-(iii) KKR or affiliates of KKR lose the ability, without the approval of a Person who is not an affiliate of KKR, to elect a majority of the Board of Directors of the Company (or the resulting entity).  Notwithstanding the foregoing, if any of the transactions described in (i)-(iii) of the preceding sentence shall occur and the other Person involved in such transaction (or its ultimate parent entity) is an operating company controlled by KKR or an affiliate of KKR prior to such transaction (an “Alternate KKR Entity”), then the determination of whether a change of control has occurred shall be made by measuring (i)-(iii) above (including the ability to elect a majority of the Board) as if the Alternate KKR Entity was not an affiliate of KKR and by treating the voting power of the Alternate KKR Entity in the Company (or the resulting entity) as if it were held by a Person unaffiliated with KKR.

“Common Stock” shall have the meaning set forth in the second “whereas” paragraph.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 10(e) hereof.

“DGCL” shall have the meaning set forth in Section 5(c) hereof.

“Employment Agreement” shall mean that employment agreement dated September 28, 2001 between the Company and the Management Stockholder, as amended as of August 9, 2004 and as of September 24, 2004, as the same may be amended, modified or supplemented from time to time.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall have the meaning set forth in Section 9(b) hereof.

“Exercisable Option Shares” shall mean the shares of Common Stock which, at the Repurchase Calculation Date, could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Existing Management Stockholder’s Agreement” shall have the meaning set forth in the second “whereas” paragraph.

“Existing Option” shall have the meaning set forth in the third “whereas” paragraph.

“Existing Option Agreement” shall have the meaning set forth in the third “whereas” paragraph.

“Existing Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Existing Purchased Stock” shall have the meaning set forth in the second “whereas” paragraph.

“Existing Restricted Stock” shall have the meaning set forth in the fourth “whereas” paragraph.

“Existing Stock” shall have the meaning set forth in Section 2(a) hereof.

“Fair Market Value Per Share” shall mean, on the Repurchase Calculation Date, (i) prior to a Public Offering, the fair market value per share of the Common Stock, as applicable, as determined by the Board of Directors of the Company in good faith (which value shall not be reduced to reflect the illiquidity or minority rights associated with any shares of Common Stock held by the Management Stockholder) (the “Board Determination”) or (ii) after a Public Offering, the price per share equal to (A) the average of the last sale price of the Common Stock for the five trading days ending on the Repurchase Calculation Date on each stock exchange on which the Common Stock may at the time be listed or, (B) if there shall have been no sales on any such exchanges on the Repurchase Calculation Date on any given day, the average of the closing bid and asked prices on each such exchange for the five trading days ending on the Repurchase Calculation Date or, (C) if there is no such bid and asked price on the Repurchase Calculation Date, on the next preceding date when such bid and asked price occurred or, (D) if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ for the five trading days ending on the Repurchase Calculation Date in the over-the-counter market.

“Good Reason” shall mean, without the Management Stockholder’s consent, (A) a reduction in the Management Stockholder’s base salary or annual bonus opportunity, (B) a substantial reduction in the Management Stockholder’s duties, authorities, and responsibilities or removal from the Management Stockholder of the title of Chief Executive Officer of the Company, (C) the Management Stockholder’s removal from, or failure to be re-elected to the Board, (D) the elimination or reduction of the Management Stockholder’s eligibility to participate in the Company’s benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, provided, however, that any adverse change to the terms of the Supplemental Pension Benefit shall be deemed an event of Good Reason, (D) a transfer of the Management Stockholder’s primary workplace by more than thirty-five (35) miles from the Company’s offices in Princeton, New Jersey, (E) any failure by the Company to pay when due any payment owed to the Management Stockholder within 15 calendar days after the date such payment becomes due or (F) failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to the Management Stockholder, upon the assignee becoming such, the obligations of the Company hereunder; provided that either of the events described in clauses (A) and (B) of this Section 8(c)(ii) shall constitute Good Reason only if the Company fails to cure such event within 30 calendar days after receipt from the Management Stockholder of written notice of the event which constitutes Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the 60th calendar day following the later of its occurrence or the Management Stockholder’s knowledge thereof, unless the Management Stockholder has given the Company written notice thereof prior to such date.

“Initial Investment Date” shall mean November 1, 2001.

“Investment Date” shall have the meaning set forth in Section 1(a) hereof.

“KKR” shall mean Kohlberg Kravis Roberts & Co. L.P.

“KKR Fund” shall have the meaning set forth in Section 1(a) hereof.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder, the Management Stockholder’s Estate and the Management Stockholder’s Trust, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such limited partnership, limited liability company, trust or custodianship or to the estate of a deceased beneficiary.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 11(a) hereof.

“New Time Option” shall have the meaning set forth in the sixth “whereas” paragraph.

“New Time Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“New Stock” shall mean collectively the Purchased Stock and the New Time/Performance Option Stock.

“New Time/Performance Option” shall have the meaning set forth in the sixth “whereas” paragraph.

“New Time/Performance Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Notice” shall have the meaning set forth in Section 10(b) hereof.

“Offeror” shall have the meaning set forth in Section 4 hereof.

“Old Option Plan” shall have the meaning set forth in the second “whereas” paragraph.

“Options” shall have the meaning set forth in the sixth “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid by the Company in respect of Exercisable Option Shares pursuant to Section 5 or 6, as applicable.

“Option Exercise Price” shall mean the exercise price of the shares of Common Stock covered by the applicable Option.

 “Option Plan” shall mean the Amended and Restated 2003 Stock Purchase and Option Plan of Rockwood Holdings, Inc. and its Subsidiaries.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the first whereas paragraph.

“Other Management Stockholders’ Agreements” shall have the meaning set forth in the first “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permanent Disability” shall mean a determination, made at the request of the Management Stockholder or upon the reasonable request of the Company set forth in a notice to the Management Stockholder, by a physician selected by the Company and the Management Stockholder, that the Management Stockholder is unable to perform his duties as an employee of the Company or its subsidiaries and in all reasonable medical likelihood such inability will continue for a period in excess of 180 calendar days.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Prime Rate” shall have the meaning set forth in Section 5(d) hereof.

“Proposed Registration” shall have the meaning set forth in Section 10(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, Form S-8 or any other similar forms).

“Purchased Stock” shall have the meaning set forth in Section 1(a) hereof.

“Put Notice” shall have the meaning set forth in Section 5(b) hereof.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” shall mean a Public Offering which results in an active trading market of 35% or more of the Common Stock.

“Registration Rights Agreement” shall mean that registration rights agreement, dated as of November 20, 2000, among the Company, KKR 1996 Fund L.P., KKR Partners II, L.P. and

KKR Millennium Fund, L.P., as the same may be amended, modified or supplemented from time to time.

“Repurchase Calculation Date” shall mean the last calendar day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs.

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock to be purchased by the Company pursuant to Section 5(a), Section 6(a), 6(b), 6(c) or 6(d), as applicable.

“Request” shall have the meaning set forth in Section 10(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the KKR Fund and their respective affiliates.

“Restricted Stock Unit” shall have the meaning set forth in the fourth “whereas” paragraph.

“Restricted Stock Unit Award Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Rule 405 Affiliate” shall mean an affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Section 6(c) Call Event” shall have the meaning set forth in Section 6(c) hereof.

“Section 6(d) Call Event” shall have the meaning set forth in Section 6(d) hereof.

“Stock” shall mean collectively the Existing Stock, the New Stock, the New Time Option Stock and any other shares of Common Stock otherwise acquired and/or held by the Management Stockholder Entities.

“Stock Option Agreement” shall mean any of the Time/Performance Stock Option Agreement, the Time Stock Option Agreement, or the Existing Stock Option Agreement, as amended as of the Investment Date, as applicable.

“Stock Options” shall have the meaning set forth in Section 8 hereof.

“Stock Sale” shall mean sale of Common Stock by the Company, KKR or an affiliate of KKR to a third party.

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Time Stock Option Agreement” shall have the meaning set forth in Section 1(b).

“Time/Performance Stock Option Agreement” shall have the meaning set forth in Section 1(b) hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Thomas J. Riordan
Name: Thomas J. Riordan
Title: Vice President, Law & Administration

MANAGEMENT STOCKHOLDER:

/s/ Seifollah Ghasemi
Name: Seifollah Ghasemi

ADDRESS:

c/o Rockwood Holdings, Inc. 100 Overlook Center Princeton, NJ 08540